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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 21, 2001

                                (DATE OF REPORT)

                                 UGI CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       PENNSYLVANIA                    1-11071                   23-2668356
(STATE OR OTHER JURISDICTION      (COMMISSION FILE            (I.R.S. EMPLOYER
    OF INCORPORATION)                  NUMBER )              IDENTIFICATION NO.)




                                460 N. GULPH ROAD
                       KING OF PRUSSIA, PENNSYLVANIA 19406
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (610) 337-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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UGI Corporation                                                         Form 8-K
Page 2                                                           August 21, 2001



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 21, 2001, the Registrant's subsidiary, AmeriGas Partners, L.P. ("AmeriGas Partners"), through its subsidiary, AmeriGas Propane, L.P. (the "Operating Partnership"), acquired the propane distribution businesses of Columbia Energy Group in a series of equity and asset purchases pursuant to the terms of the Purchase Agreement dated January 30, 2001 and Amended and Restated on August 7, 2001 by and among Columbia Energy Group ("CEG"), Columbia Propane Corporation ("Columbia Propane"), Columbia Propane, L.P. ("CPLP"), CP Holdings, Inc., the sole general partner of CPLP ("CP Holdings"), the Operating Partnership, AmeriGas Partners and AmeriGas Propane, Inc., the general partner of each of AmeriGas Partners and the Operating Partnership. The acquisition was originally announced January 31, 2001. As previously reported, the acquired businesses were conducted through Columbia Propane and its 99% owned subsidiary, CPLP. The Operating Partnership acquired substantially all of the assets of Columbia Propane, including all the stock of CP Holdings and approximately 99% of the limited partnership interests in CPLP. In addition, the Operating Partnership (1) became the payee under a $138 million intercompany note of CPLP, due in July 2009, and (2) made a capital contribution to CPLP of operating assets with a net fair market value of approximately $280 million, in exchange for a limited partnership interest in CPLP of equal value. The assets acquired in the acquisition will continue to be used in the Operating Partnership's propane distribution operations.

         The purchase price, which was determined through arms-length negotiations, consisted of $151,750,000 in cash, the issuance of 2,356,953 of AmeriGas Partners Common Units to CEG and the assumption of up to $3,000,000 of long-term indebtedness. The purchase price is subject to a post-closing working capital adjustment. Concurrently with the acquisition, AmeriGas Partners issued $200 million of its senior notes due 2011. Approximately $161 million of the proceeds of the senior notes were used to finance the acquisition and related fees and expenses. The balance of the proceeds was used to repay debt under the Operating Partnership's bank credit facilities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  (10) Purchase Agreement dated January 30, 2001 and Amended and Restated on August 7, 2001 by and among Columbia Energy Group, Columbia Propane Corporation, Columbia Propane, L.P., CP Holdings, Inc., AmeriGas Propane, L.P., AmeriGas Partners, L.P. and AmeriGas Propane, Inc. is incorporated by reference to Exhibit 10.1 to the AmeriGas Partners, L.P. Current Report on Form
                           8-K dated August 8, 2001.
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UGI Corporation                                                         Form 8-K
Page 3                                                           August 21, 2001


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UGI CORPORATION
                                        (REGISTRANT)



                                        By:  /s/  Robert W. Krick
                                           ______________________
                                                Robert W. Krick
                                                Treasurer

Date:  September 5, 2001